Exhibit 32

                                 CERTIFICATIONS
                                 OF CEO AND CFO
                        PURSUANT TO18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the Annual Report of AFG Enterprises USA, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), Douglas B. Croxall, as Chief Executive Officer and Principal Accounting Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

            (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


March 14, 2006

                                 By:   /s/ Douglas B. Croxall
                                       ---------------------------
                                       Douglas B. Croxall, CEO and
                                       Principal Accounting Officer